                                                                   Exhibit 10.9

                                CREDIT AGREEMENT

                           DATED AS OF August 11, 2000

                                     BETWEEN

                 THE BOARD OF TRADE OF THE CITY OF CHICAGO, INC.

                                       AND

                                  BANK ONE, NA
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                                TABLE OF CONTENTS


1        DEFINITIONS...........................................................1

2        THE LOANS.............................................................9
         2.1      The Loans....................................................9
         2.2      Commitment Fees and Reduction of the Commitment..............9
         2.3      Method of Selecting Rate Options and Interest Periods........9
         2.4      Mandatory Reductions of Commitment; Mandatory Prepayments...10
         2.5      Method of Payment...........................................11
         2.6      The Note; Telephonic Notices................................11
         2.7      Interest Payment Dates; Interest Basis......................12
         2.8      Extension of Revolving Credit Termination Date..............12

3        CHANGE IN CIRCUMSTANCES..............................................12
         3.1      Yield Protection............................................12
         3.2      Availability of Eurodollar Rate Loans.......................13
         3.3      Funding Indemnification.....................................13
         3.4      Bank Statements: Survival of Indemnity......................14

4        CONDITIONS PRECEDENT.................................................14
         4.1      Initial Loan................................................14
         4.2      Each Loan...................................................14

5        REPRESENTATIONS AND WARRANTIES.......................................14
         5.1      Corporate Existence and Standing............................14
         5.2      Authorization and Validity..................................15
         5.3      No Conflict; Government Consent.............................15
         5.4      Financial Statements........................................15
         5.5      Material Adverse Change.....................................15
         5.6      Litigation and Contingent Obligations.......................15
         5.7      Regulation U................................................16
         5.8      Compliance With Laws........................................16
         5.9      Taxes.......................................................16
         5.10     Subsidiaries................................................16
         5.11     ERISA.......................................................16
         5.12     Accuracy of Information.....................................16
         5.13     Material Agreements.........................................17
         5.14     Ownership of Properties.....................................17
         5.15     Investment Company Act......................................17
         5.16     Public Utility Holding Company Act..........................17
         5.17     Insurance...................................................17

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                               TABLE OF CONTENTS
                                  (continued)

6        COVENANTS............................................................17
         6.1      Financial Reporting.........................................17
         6.2      Use of Proceeds.............................................19
         6.3      Notice of Default...........................................20
         6.4      Conduct of Business.........................................20
         6.5      Taxes.......................................................20
         6.6      Insurance...................................................20
         6.7      Compliance with Laws........................................20
         6.8      Maintenance of Properties...................................20
         6.9      Inspection..................................................20
         6.10     Indebtedness................................................21
         6.11     Merger......................................................21
         6.12     Sale of Assets..............................................22
         6.13     Sale of Accounts............................................22
         6.14     Sale and Leaseback..........................................22
         6.15     Investments and Acquisitions................................22
         6.16     Liens.......................................................23
         6.17     Dividends...................................................24
         6.18     EBITDA Ratio................................................24
         6.19     Net Worth...................................................24
         6.20     Capital Expenditures........................................25

7        DEFAULTS.............................................................25

8        ACCELERATION AND REMEDIES............................................27
         8.1      Acceleration................................................27
         8.2      Preservation of Rights......................................27

9        GENERAL PROVISIONS...................................................27
         9.1      Survival of Representations.................................27
         9.2      Taxes.......................................................27
         9.3      Expenses; Indemnification...................................27
         9.4      CHOICE OF LAW...............................................28
         9.5      Successors and Assigns......................................28
         9.6      Dissemination of Information................................28
         9.7      Giving Notice...............................................29
         9.8      Accounting..................................................29
         9.9      Severability of Provisions..................................29
         9.10     Nonliability of Bank........................................29
         9.11     Setoff......................................................29
         9.12     Counterparts................................................29
         9.13     CONSENT TO JURISDICTION.....................................30
         9.14     WAIVER OF JURY TRIAL........................................30

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                               TABLE OF CONTENTS
                                  (continued)

Schedule 5.6...............Litigation

Schedule 5.10..............Subsidiaries

Schedule 5.14..............Properties

Schedule 6.10..............Existing Indebtedness

Schedule 6.15..............Existing Investments

Schedule 6.16..............Existing Liens

EXHIBIT A..................Note

EXHIBIT B .................Form of Compliance Certificate

EXHIBIT C..................Form of Borrowing Base Certificate

EXHIBIT D..................Form of Security Agreement

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

                                CREDIT AGREEMENT

         This Credit Agreement (as amended or modified and in effect from time to time, this "Agreement"), dated as of August 11, 2000, is between the Board of Trade of the City of Chicago, Inc., a Delaware not-for-profit corporation (the "Company"), and Bank One, NA, a national banking association with its main office in Chicago, Illinois (the "Bank"). The parties hereto agree as follows:

1.       DEFINITIONS.
         -----------

         "Account Debtor" means any Person who is obligated to the Company under an Account Receivable.

         "Account Receivable" means all amounts payable to the Company in respect of exchange fees, membership fees, membership dues and quotation fees and all rights of the Company to payment for services rendered (whether or not evidenced by an instrument or chattel paper and whether or not yet earned by performance).

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any person or division thereof, whether through purchase of assets, merger or otherwise, or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership or membership interests in a limited liability company.

         "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect for the period covered by the financial statements referred to in Section 5.4, applied in a manner consistent with that used in preparing such financial statements.

         "Alternate Base Rate" means, on any date and with respect to all Floating Rate Loans, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate, and (ii) the sum of the Federal Funds Effective Rate most recently determined by the Bank plus 1/2% per annum. Changes in the rate of interest on that portion of any Loan maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate.
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         "Asset Sale" means the sale, lease, assignment or other transfer for value by the Company or any Subsidiary to any Person (other than the Company or any Subsidiary) of any asset or right of the Company or such Subsidiary, other than (i) sales of inventory in the ordinary course of business and (ii) sales of outmoded, obsolete or unnecessary equipment in the ordinary course of business consistent with past practice.

         "Authorized Financial Officer" means any of the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the Company, acting singly.

         "Borrowing Base" means an amount equal to the total of 80% of the unpaid amount (net of such reserves and allowances as the Bank deems reasonably necessary) of all Eligible Accounts Receivable.

         "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit "C".

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Rate Loans, a day (other than Saturday or Sunday) on which banks are open for business in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day other than Saturday or Sunday on which banks are open for business in Chicago for the conduct of substantially all of their commercial lending activities.

         "Capital Expenditures" means all expenditures which, in accordance with Agreement Accounting Principles, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but excluding (a) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced; and (b) expenditures relating to long-term leases on behalf of tenants under such leases.

         "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means the obligation of the Bank to make Loans not exceeding $10,000,000, as such amount may be modified from time to time.

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

         "Consolidated Net Income" shall mean the net income of the Company and its Subsidiaries on a consolidated basis as defined according to Agreement Accounting Principles after excluding the sum of (i) any net losses or any undistributed net income of any minority interest held by the Company, (ii) the gain or loss resulting from the sale of any capital assets other than in the ordinary course of business, (iii) extraordinary or nonrecurring gains or losses, provided they are identified as such in the Company's audited financial statements, and (iv) any gain resulting from any write-up of assets.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract or application for a letter of credit.

         "Controlled Group" means all members of a controlled group of corporations and all trades or business (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

         "Default" means an event described in Section 7.

         "EBITDA Ratio" means, as at the end of any fiscal quarter of the Company, calculated for the period of the four consecutive fiscal quarters ended as at such date, the ratio of (i) the sum of (a) Consolidated Net Income plus
(b) Interest Expense plus (c) applicable income taxes plus (d) amortization or depreciation to the extent deducted in calculating Consolidated Net Income to
(ii) Interest Expense, all determined for the Company and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied.

         "Electronic Exchange Equity Offering" means an offering (including an initial public offering) or sale of shares of a Subsidiary which (i) conducts the Company's electronic exchange business and (ii) does not own more than 25% of the Company's assets immediately prior to such offering.

         "Eligible Account Receivable" means an Account Receivable which meets each of the following requirements:

                  (1) it (a) is subject to a perfected Lien in favor of the Bank and (b) is not subject to any other assignment, claim or Lien;

                  (2) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to any counterclaim, credit, allowance, rebate, adjustment or dispute (including any claim denying liability in whole or in part) by the Account Debtor with respect thereto, or to discount; provided that in the event any counterclaim, credit, allowance, rebate, adjustment or dispute is asserted, or discount is granted, such Account Receivable shall only be ineligible pursuant to this clause (2) to the extent of the same;

                  (3) there is no bankruptcy, insolvency or liquidation proceeding by or against the Account Debtor with respect thereto;

                  (4) the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States, unless (a) such Account Receivable is supported by a letter of credit, banker's acceptance or other credit support reasonably satisfactory to the Bank or (b) such Account Debtor has been approved in writing by the Bank;

                  (5) it arises in the ordinary course of business of the Company;

                  (6) if the Account Debtor is the United States or any department, agency or instrumentality thereof, the Company has assigned its right to payment of such Account Receivable to the Bank pursuant to the Assignment of Claims Act of 1940;

                  (7) if the Account Receivable is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to the Bank in a manner satisfactory to the Bank;

                  (8) such Account Receivable (in the case of all Accounts Receivable other than membership fees and membership dues) is not more than (a) 60 days past the due date thereof or (b) 90 days past the original invoice date thereof, in each case according to the original terms thereof;

                  (9) in the case of an Account Receivable relating to membership fees or membership dues, such Account Receivable (a) is evidenced by an invoice issued not more than 30 days after the last day of the period for which such membership fees or membership dues were payable and (b) is not more than 30 days past the original invoice date thereof, according to the original terms thereof;

                  (10) the Account Debtor with respect thereto is not an Affiliate of the Company;

                  (11) it is not owed by an Account Debtor with respect to which 25% or more of the aggregate amount of outstanding Accounts Receivable owed at such time by such Account Debtor is classified as ineligible under clause (9) of this definition; and

                  (12) if the aggregate amount of all Accounts Receivable owed by the Account Debtor thereon exceeds 25% of the aggregate amount of all Accounts Receivable at such time, then all Accounts Receivable owed by such Account Debtor in excess of such amount shall be deemed ineligible.

An Account Receivable which is at any time an Eligible Account Receivable, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account Receivable. Further, with respect to any Account Receivable, if the Bank at any time hereafter reasonably determines that the prospect of payment or performance by the Account Debtor with respect thereto is materially impaired for any reason whatsoever, such Account Receivable shall cease to be an Eligible Account Receivable after notice of such determination is given to the Company.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time , and any rule or regulation issued thereunder.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Rate Loan for the relevant Interest Period, the rate determined by the Bank to be the rate at which deposits in U.S. dollars are offered by the Bank to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant Eurodollar Rate Loan and having a maturity approximately equal to such Eurodollar Interest Period.

         "Eurodollar Rate" means, with respect to a Eurodollar Rate Loan for each day during the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to that Interest Period divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to that Interest Period plus (ii) 0.625% per annum. The Eurodollar Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

         "Eurodollar Rate Loan" means a Loan bearing interest at the Eurodollar Rate.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York; or if such rate is not so published for any day which is a Business Day, the average of the quotations approximately at 10 a.m. (Chicago time) on such day on such transactions received by the Bank from three federal funds brokers of recognized standing selected by the Bank in its sole discretion.

         "Floating Rate" means a rate per annum equal to the Alternate Base Rate, changing when and as the Alternate Base Rate changes.

         "Floating Rate Loan" means a loan which bears interest at the Floating Rate.

         "FRB" means the Board of Governors of the Federal Reserve System and any successor thereto.

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations under capitalized leases, (vi) net liabilities under Rate Hedging Obligations and (vii) Contingent Obligations.

         "Interest Expense" means, for any period of calculation and without duplication, all interest, whether paid in cash, accrued as a liability or capitalized, on Indebtedness during such period (including imputed interest on capitalized leases), all calculated for such period for the Company and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied.

         "Interest Period" means, with respect to a Eurodollar Rate Loan, a period of one, two or three months commencing on a Business Day selected by the Company pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two or three months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second or third succeeding month, such Interest Period shall end on the last Business Day of such next, second or third succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

         "Lending Installation" means any office, branch, subsidiary or affiliate of the Bank.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential agreement of any kind or nature whatsoever (including without limitation, the interest of a vendor or a lessor under a conditional sale, capitalized lease or other title retention agreement).

         "Loan" means any loan made by the Bank to the Company pursuant to this Agreement and the Note.

         "Loan Documents" means this Agreement, the Note and the Security Agreement.

         "Material Adverse Effect" means a material adverse effect on (i) the business, properties, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company to perform its obligations under this Agreement and the other Loan Documents or (iii) the validity or enforceability of this Agreement or any other Loan Document or the rights or remedies of the Bank hereunder or thereunder.

         "Material Subsidiary" shall mean, with respect to a Person, each Subsidiary of such Person that, as at any time, (a) contributed more than 5% of such Person's net income during the period of four full consecutive fiscal quarters of such Person immediately preceding such time, (b) has at such time capital equal to more than 5% of the consolidated tangible net worth of such Person at any time, (c) has at such time consolidated liabilities equal to more than 5% of the consolidated liabilities of such Person or (d) has at such time consolidated assets with a book value of more than 5% of the book value of the consolidated assets of such Person and its Subsidiaries.

         "Multiemployer Plan" means a Plan that is a "multiemployer plan" as defined in Section 3(37) of ERISA to which the Company or any member of the Controlled Group is obligated to make contributions.

         "Net Cash Proceeds" means:

                  (a) with respect to any Asset Sale, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any Subsidiary pursuant to such Asset Sale net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees) and (ii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); and

                  (b) with respect to any issuance of equity securities, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriter's commissions).

         "Net Worth" means members' equity, calculated in accordance with Agreement Accounting Principles.

         "Note" means a promissory note in substantially the form of Exhibit "A" hereto, duly executed and delivered to the Bank by the Company, including any amendment, modification, renewal or replacement of such promissory note.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Note, all accrued and unpaid commitment fees and all expenses, reimbursements, indemnities and other obligations of the Company to the Bank arising under this Agreement and the other Loan Documents.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Person" means any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any member of the Controlled Group has or is reasonably expected to have any liability.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by the Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as such prime rate changes.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

         "Rate Option" means the Alternate Base Rate or the Eurodollar Rate.

         "Regulation D" means Regulation D of the FRB from time to time in effect and shall include any successor or other regulation or official interpretation of the FRB relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the FRB and any successor regulation thereto.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA, and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4042(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Reserve Requirement" means with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "Revolving Credit Termination Date" means August 10, 2001 (or such later date to which the Revolving Credit Termination Date may be extended pursuant to Section 2.8).

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Security Agreement" means a Security Agreement in the form of Exhibit "D".

         "Single Employer Plan" means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Company.

         "Substantial Portion" means, with respect to the Property of the Company and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the Consolidated Net Income of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using the respective actuarial methods, assumptions and procedures used to determine the net periodic pension cost under Financial Accounting Standard Board No. 87 in the then most recent actuarial report for each such Plan.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

2.       THE LOANS.
         ---------

         2.1 The Loans. From and including the date of this Agreement and prior to the Revolving Credit Termination Date, the Bank agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Company from time to time in amounts not to exceed in the aggregate at any one time outstanding the lesser of (a) the amount of the Commitment and (b) the Borrowing Base. Subject to the terms of this Agreement, the Company may borrow, repay and reborrow at any time prior to the Revolving Credit Termination Date. The Loans may be Floating Rate Loans or Eurodollar Rate Loans, or a combination thereof, selected by the Company in accordance with Section 2.3. The Loans shall be repaid in full on the Revolving Credit Termination Date. The Bank may book the Loans at any Lending Installation. The Company may from time to time pay all outstanding Floating Rate Loans, or any portion of the outstanding Floating Rate Loans, without penalty or premium, upon giving notice to the Bank not later than 10 a.m. on the date of payment (which shall be a Business Day). A Eurodollar Rate Loan may be paid prior to the last day of the applicable Interest Period provided any amounts due under Section 3.3 are paid with such prepayment.

         2.2 Commitment Fees and Reduction of the Commitment. The Company agrees to pay to the Bank a commitment fee of 1/8% per annum on the daily unborrowed amount of the Commitment from the date hereof to and including the Revolving Credit Termination Date, payable in arrears on the last day of each quarter hereafter and on the Revolving Credit Termination Date. The Company may permanently reduce the Commitment in whole, or in part, in integral multiples of $500,000, upon at least three Business Days' written notice to the Bank, which shall specify the amount of any such reduction, provided, however, that the amount of the Commitment may not be reduced below the outstanding principal amount of the Loans. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Bank to make Loans hereunder.

         2.3 Method of Selecting Rate Options and Interest Periods. The Company shall select the Rate Option and Interest Period applicable to each Loan from time to time. The Company shall give the Bank irrevocable borrowing notice not later than 10:00 a.m. Chicago time on the borrowing date of each Floating Rate Loan, and three Business Days before the borrowing date for each Eurodollar Rate Loan, specifying:

                  (i) the borrowing date, which shall be a Business Day, of such Loan,

                  (ii)     the aggregate amount of such Loan,

                  (iii)    the Rate Option selected for such Loan, and

                  (iv) in the case of each Eurodollar Rate Loan, the Interest Period applicable thereto.

Each Eurodollar Rate Loan shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Loan. If at the end of an Interest Period for an outstanding Eurodollar Rate Loan, the Company has failed to select a new Rate Option or to pay such Eurodollar Rate Loan, then such Loan shall be converted to a Floating Rate Loan on the last day of such Interest Period until paid or until the effective date of a new Rate Option with respect thereto selected by the Company. An outstanding Floating Rate Loan may be converted to a Eurodollar Rate Loan at any time subject to the notice provisions applicable to Eurodollar Loans. The Company may not select a Eurodollar Rate for a Loan if there exists a Default or Unmatured Default hereunder. The Company shall not select an Interest Period which would end after the Revolving Credit Termination Date. Each Eurodollar Rate Loan shall be in the minimum amount of $3,000,000 (and in multiples of $500,000 if in excess thereof).

         2.4 Mandatory Reductions of Commitment; Mandatory Prepayments. (a) The Commitment shall be automatically and permanently reduced upon the occurrence of any of the following events by the amounts specified below:

                  (i) Upon receipt by the Company or any Subsidiary of any Net Cash Proceeds from any Asset Sale, by an amount equal to 100% of such Net Cash Proceeds; provided that (x) no such reduction shall be required unless the aggregate amount of all Net Cash Proceeds received after the date of this Agreement, less any portion of such Net Cash Proceeds previously applied to reduce the Commitment, equals or exceeds $100,000;
                           (y) any such reduction shall be rounded down to an integral multiple of $100,000; and (z) to the extent that any reduction of the Commitment pursuant to this clause (a)(i) would result in the Company being required to prepay any Eurodollar Rate Loan prior to the last day of an Interest Period therefor, the Company may elect (by written notice to the Bank) to deliver the relevant Net Cash Proceeds to the Bank to be held as collateral hereunder (and invested from time to time in investments selected by the Company and reasonably acceptable to the Bank), in which case the Commitment shall not be reduced until the date or dates, and shall only be reduced to the extent, that such Net Cash Proceed may be applied to pay a Eurodollar Rate Loan with an Interest Period ending on such date unless (I) the Company directs the Bank to apply such Net Cash Proceeds on an earlier date or (III) an Event of Default occurs and is continuing and the Bank, in its sole discretion, elects to apply such Net Cash Proceeds on an earlier date).

                  (ii) Upon receipt by the Company or any Subsidiary of any Net Cash Proceeds from any issuance of equity securities of the Company or any Subsidiary (excluding (x) any issuance of shares of capital stock pursuant to any employee or director stock option program, benefit plan or compensation program,
                           (y) any issuance by a Subsidiary to the Company or another Subsidiary and (z) the issuance or sale of stock pursuant to an Electronic Exchange Equity Offering), by an amount equal to 100% of such Net Cash Proceeds.

                  (b) On any day on which the Commitment is reduced pursuant to clause (a) above, the Company shall make a prepayment of the Loans in the amount, if any, by which the aggregate principal amount of all Loans exceeds the Commitment, as so reduced.

                  (c) If on any day the aggregate principal amount of all Loans exceeds the Borrowing Base, the Company shall promptly (and, in any event, within three Business Days) make a prepayment of the Loans in an amount equal to such excess.

                  (d) Any prepayment required pursuant to clause (b) or (c) above shall be applied first to the outstanding Floating Rate Loans and then to such Eurodollar Rate Loans as the Company may elect (or, in the absence of such election, to such Eurodollar Rate Loans as the Bank may reasonably elect). Any prepayment of a Eurodollar Rate Loan pursuant to such clauses shall be subject to Section 3.3.

         2.5 Method of Payment. All payments of principal, interest, and fees hereunder shall be made in immediately available funds to the Bank at the Bank's address specified on the signature pages hereto, or at any other Lending Installation of the Bank specified in writing by the Bank to the Company, by noon (local time at the place of payment) on the date when due. The Bank is hereby authorized to charge the account of the Company maintained with the Bank for each payment of principal, interest and fees as it becomes due hereunder.

         2.6 The Note; Telephonic Notices. The Bank is hereby authorized to record the principal amount of each of the Loans and each repayment on the schedule attached to its Note, provided, however, that the failure to so record shall not affect the Company's obligations under the Note. The Company hereby authorizes the Bank to extend Loans and effect Rate Option selections based on telephonic notices made by any person or persons the Bank in good faith believes to be acting on behalf of the Company. The Company agrees to deliver promptly to the Bank a written confirmation signed by an Authorized Financial Officer, if such confirmation is requested by the Bank, of each telephonic notice hereunder. If the written confirmation differs in any material respect from the action taken by the Bank, the records of the Bank shall govern absent manifest error.

         2.7 Interest Payment Dates; Interest Basis. Interest accrued on a Eurodollar Rate Loan shall be payable on the last day of its applicable Interest Period and on any date on which the Loan is paid or prepaid, whether due to acceleration or otherwise. Interest accrued on Floating Rate Loans shall be payable quarterly in arrears and on the Revolving Credit Termination Date. Interest on Floating Rate Loans bearing interest by reference to the Prime Rate shall be calculated on the basis of a year of 365, or 366 where appropriate, days. All other Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time at the place of payment). If any payment of principal of or interest on a Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.8 Extension of Revolving Credit Termination Date. The Company may request an extension of the Revolving Credit Termination Date by submitting a request for an extension to the Bank (an "Extension Request") no more than 60 days prior to the existing Revolving Credit Termination Date. The Extension Request must specify the new Revolving Credit Termination Date requested by the Company and the date (which must be at least 30 days after the Extension Request is delivered to the Bank and not more than 15 days prior to the then existing Revolving Credit Termination Date) as of which the Bank must respond to the Extension Request (the "Extension Date"). The new Revolving Credit Termination Date shall be no more than 364 days after the Revolving Credit Termination Date in effect at the time the Extension Request is received, including the Revolving Credit Termination Date as one of the days in the calculation of the days elapsed. The Bank, if it wishes to extend the Revolving Credit Termination Date, shall deliver its written consent no later than the Extension Date. Failure of the Bank to respond by the Extension Date shall be deemed a denial of the Extension Request.

3.       CHANGE IN CIRCUMSTANCES.
         -----------------------

         3.1 Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, adopted after the date of this Agreement, or compliance of the Bank therewith,

                  (i) subjects the Bank or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Company (excluding taxation of the overall net income of the Bank or applicable Lending Installation), or changes the basis of taxation of payments to the Bank in respect of its Loans or other amounts due it hereunder, or

                  (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Rate Loans), or

                  (iii) imposes any other condition the result of which is to increase the cost to the Bank or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by the Bank or any applicable Lending Installation in connection with loans, or requires the Bank or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by the Bank, or

                  (iv) affects the amount of capital required or expected to be maintained by the Bank or its Lending Installation or any corporation controlling the Bank and the Bank determines the amount of capital required is increased by or based upon the existence of this Agreement or its obligation to make Loans hereunder or of commitments of this type, then, within 15 days of demand by the Bank, the Company shall pay the Bank that portion of such increased expense incurred (including, in the case of Section 3.1(iv), any reduction in the rate of return on capital to an amount below that which it could have achieved but for such law, rule, regulation, policy, guideline or directive and after taking into account the Bank's policies as to capital adequacy) or reduction in an amount received which the Bank reasonably and in good faith determines is attributable to making, funding and maintaining its Loans and its Commitment. The Bank will use its best efforts to notify the Company within 30 days after becoming aware of any event giving rise to an increased cost or reduction in amount. Failure to give notice within said 30 days shall not prohibit the Bank from requesting payment of increased costs or reduction under this Section 3.1, but the Company shall not be required to pay any additional amounts for any increased costs or reductions incurred more than 30 days prior to the Bank's demand for payment.

         3.2 Availability of Eurodollar Rate Loans. If the Bank determines that maintenance of its Eurodollar Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, the Bank shall suspend the availability of Eurodollar Rate Loans and require any affected Eurodollar Rate Loan to be repaid at the end of its applicable Interest Period (or earlier, if required by law); or if the Bank determines that (i) deposits of a type and maturity appropriate to match fund Eurodollar Rate Loans are not available to it or (ii) the Eurodollar Rate does not accurately reflect the cost of making or maintaining a Eurodollar Rate Loan, then the Bank may suspend the availability of Eurodollar Rate Loans.

         3.3 Funding Indemnification. If any payment of a Eurodollar Rate Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Rate Loan is not made on the date specified by the Company for any reason other than default by the Bank, the Company will indemnify the Bank for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Rate Loan.

         3.4 Bank Statements: Survival of Indemnity. To the extent reasonably possible, the Bank shall designate an alternate Lending Installation with respect to Eurodollar Rate Loans to reduce any liability of the Company to the Bank under Section 3.1 or to avoid the unavailability of the Eurodollar Rate under Section 3.2, so long as such designation is not disadvantageous to the Bank. The Bank shall deliver a written statement as to the amount due, if any, under Section 3.1 or 3.3. Such written statement shall set forth in reasonable detail the calculations upon which the Bank determined such amount and shall be final, conclusive and binding on the Company in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Rate Loan shall be calculated as though the Bank funded its Eurodollar Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Company of the written statement. The obligations of the Company under Sections 3.1 and 3.3 shall survive payment of the Obligations and termination of this Agreement.

4.       CONDITIONS PRECEDENT.
         --------------------

         4.1 Initial Loan. The Bank shall not be required to make the initial Loan hereunder unless (i) the Company has furnished to the Bank such lien searches, opinions of counsel, certificates of incumbency, resolutions, by-laws and articles of incorporation and other documentation as the Bank may reasonably request and (ii) the Credit Agreement dated as of March 27, 1997, as amended, among the Company, the financial institutions party thereto and Bank One, NA (formerly The First National Bank of Chicago), as agent, shall have been or shall simultaneously with the initial Loan hereunder be terminated (except for those provisions that expressly survive the termination thereof) and all loans outstanding and other amounts owed to the lenders or the agent thereunder shall have been or shall simultaneously with the initial Loan hereunder be paid in full.

         4.2 Each Loan. The Bank shall not be required to make any Loan, unless on the applicable borrowing date (i) there exists no Default or Unmatured Default, (ii) the representations and warranties contained in Article V are true and correct as of such borrowing date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date, and (iii) all legal matters incident to the making of such Loan shall be satisfactory to the Bank and its counsel.

5.       REPRESENTATIONS AND WARRANTIES.
         ------------------------------

         The Company represents and warrants to the Bank that:

         5.1 Corporate Existence and Standing. Each of the Company and the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where the failure to have such authority would not have a Material Adverse Effect.

         5.2 Authorization and Validity. The Company has the corporate power and authority and legal right to execute and deliver this Agreement and the other Loan Documents and to perform its obligations thereunder. The execution and delivery by the Company of this Agreement and the other Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and this Agreement and the other Loan Documents each constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3 No Conflict; Government Consent. Neither the execution and delivery by the Company of this Agreement and the other Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) in any material respect, any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any Subsidiary, (ii) the Company's or any Subsidiary's articles of incorporation or by-laws, (iii) the provisions of any indenture, instrument or material agreement to which the Company or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder or (iv) result in the creation or imposition of any Lien in, of or on the property of the Company or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement (other than the Security Agreement). No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Agreement or the other Loan Documents, other than (i) those that have already been obtained or made prior to the date of this Agreement and (ii) the filing of one or more UCC financing statements pursuant to the Security Agreement.

         5.4 Financial Statements. The December 31, 1999 consolidated financial statements of the Company and the Subsidiaries heretofore delivered to the Bank were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and the Subsidiaries at such date and the consolidated results of their operations for the period then ended.

         5.5 Material Adverse Change. Since December 31, 1999, there has been no change in the business, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.6 Litigation and Contingent Obligations. Except as set forth on
Schedule 5.6 hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Company or any Subsidiary which might have a Material Adverse Effect. Other than any liability incident to such litigation, arbitration or proceedings, the Company has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.7 Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.8 Compliance With Laws. The Company and its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties.

         5.9 Taxes. The Company and its Subsidiaries have filed all United States federal tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The United States income tax returns of the Company and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1994. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         5.10 Subsidiaries. Schedule 5.10 hereto contains an accurate list of all of the Subsidiaries of the Company existing as of the date of this Agreement, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Company or the Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are full paid and non-assessable.

         5.11 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed 2% of Net Worth. Neither the Company nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of 2% of Net Worth in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Company nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan, except to the extent that said noncompliance, Reportable Event, withdrawal or termination would not reasonably be expected to have a Material Adverse Effect.

         5.12 Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Company or any of its Subsidiaries to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Company or any of its Subsidiaries to the Bank will be, true and accurate in all material respects on the date as of which such information is dated or communicated and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

         5.13 Material Agreements. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or
(ii) any agreement or instrument evidencing or governing Indebtedness.

         5.14 Ownership of Properties. Except as set forth on Schedule 5.14 hereto, on the date of this Agreement, the Company and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.16, to all of the property and assets reflected in the financial statements as owned by them.

         5.15 Investment Company Act. Neither the Company nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.16 Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.17 Insurance. The certificate signed by the President or Chief Financial Officer of the Company that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Company and that has been furnished by the Company to the Bank, is complete and accurate in all material respects. This summary includes the insurer's or insurer's name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

6.       COVENANTS.
         ---------

         During the term of this Agreement, unless the Bank shall otherwise consent in writing:

         6.1 Financial Reporting. The Company will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Bank:

                  (i) Within 120 days after the close of each of its fiscal
                              years, an unqualified (as to the scope of the audit and as a going concern) audit report certified by independent certified public accountants reasonably acceptable to the Bank, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and the Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default as to financial matters, or if, in the opinion of such accountants, any Default or Unmatured Default as to financial matters shall exist, stating the nature and status thereof.

                  (ii) Within 60 days after the close of the first three
                              quarterly periods of each of its fiscal years, for itself and the Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by an Authorized Financial Officer, subject to normal year end audit adjustments and the absence of footnotes.

                  (iii) Together with the financial statements required
                                  pursuant to clauses (i) and (ii) above, a compliance certificate in substantially the form of Exhibit "B" hereto signed by an Authorized Financial Officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

                  (iv) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan as of the then most recent actuarial report of each such Plan, certified as correct in all material respects by an enrolled actuary (as defined in Section 7701(a)(35) of the Code).

                  (v) As soon as possible and in any event within 10 Business
                                  Days after the Company knows that any
                                  Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Financial Officer, describing said Reportable Event and the action which the Company proposes to take with respect thereto.

                  (vi) As soon as possible and in any event within 10 Business
                                  Days after receipt by the Company, a copy of
                                  (a) any notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Company, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Company to any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                  (vii) If requested by the Bank, copies of any regulations, directives, orders or other material
                                  communications from any government regulatory authority with jurisdiction over the Company or a Subsidiary.

                  (viii) Within 15 Business Days of filing, copies of the
                                  Monthly Letter to Members which Company sends to its members and copies of any other filings which are not described in the Monthly Letter to Members with any regulatory agency which the Company reasonably believes could have a material adverse effect on the financial condition of the Company or its ability to repay the Loans.

                  (ix) Within 15 Business Days after the Company obtains
                               knowledge of the institution of, or a written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries not previously disclosed pursuant to Section 5.6, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Company's reasonable judgment, the Company or any of its Subsidiaries to liability which could reasonably be expected to result in a Material Adverse Effect, written notice thereof to the Bank, together with such other information as may be reasonably available to enable the Bank and its counsel to evaluate such matters.

                  (x) A copy of each regular report, notice or communication regarding potential or actual defaults (including any accompanying officers' certificate) delivered by or on behalf of the Company to any other holder of its Indebtedness pursuant to the terms of the agreements governing such Indebtedness, such delivery to be made at the same time and by the same means as such notice or other communication is delivered to such holder.

                  (xi) Within 15 days after the end of each month, (a) a
                               Borrowing Base Certificate setting forth a calculation of the Borrowing Base as of the end of such month and (b) agings of exchange fees, quotation fees, service fees, building rentals and total Accounts Receivable as of the end of such month.

                  (xii) Within 30 Business Days after the end of each month, for itself and the Subsidiaries, consolidated unaudited balance sheets as at the close of such month and statements of income and cash flows for such month, all certified by an Authorized Financial Officer, subject to normal year end audit adjustments and the absence of footnotes.

                  (xiii) Such other information (including non-financial
                               information) as the Bank may from time to time reasonably request.

         6.2 Use of Proceeds. The Company will use the proceeds of the Loans for general corporate purposes, including the refinancing of existing indebtedness. The Company will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any margin stock (as defined in Regulation U).

         6.3 Notice of Default. The Company will, and will cause each Subsidiary to, give prompt notice in writing to the Bank of the occurrence of any Default or Unmatured Default.

         6.4 Conduct of Business. The Company will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and (except as permitted in the following two sentences) do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where lack of authority would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries may liquidate or dissolve immaterial Subsidiaries. The Company will not change its corporate status or form of organization (except the Company may reorganize as a general business corporation in accordance with Section 6.11) without giving at least 30 days' prior written notice to the Bank of such change and further provided that the Company will not make any such change if the Bank notifies the Company within 10 days after receipt of such notice that it deems such change to have a Material Adverse Effect.

         6.5 Taxes. The Company will, and will cause each Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

         6.6 Insurance. The Company will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all its property in such amounts and covering such risks as is consistent with sound business practice, and the Company will furnish to the Bank upon request full information as to the insurance carried.

         6.7 Compliance with Laws. The Company will, and will cause each Subsidiary to, comply with all laws (including, without limitation, laws relating to ERISA and environmental, health and safety laws and regulations), rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except for such noncompliance which could not reasonably be expected to have a Material Adverse Effect.

         6.8 Maintenance of Properties. The Company will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition (ordinary wear and tear and damage by casualty excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except that the Company and its Subsidiaries shall be permitted to dispose of outmoded, obsolete or unnecessary property that is no longer used or necessary in the conduct of their businesses.

         6.9 Inspection. The Company will, and will cause each Subsidiary to, permit the Bank, by its representatives and agents, to inspect any of the property, corporate books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Bank may designate.

         6.10 Indebtedness. The Company will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

                  (i)      The Loans.

                  (ii) Indebtedness existing on the date hereof and described in Schedule 6.10 hereto.

                  (iii) Other Indebtedness and lease financing on terms and conditions acceptable to the Bank.

                  (iv) Indebtedness incurred to refinance all or any portion of the Loans, provided that the proceeds thereof are used to repay the Loans and the Commitment is concurrently reduced by the amount of such payment.

                  (v) Indebtedness incurred in connection with a private placement of unsecured notes in an aggregate principal amount not in excess of $75,000,000 issued pursuant to that certain Master Note Agreement dated as of March 27, 1997 and such renewals, refinancings or extensions thereof as may occur from time to time, provided the final maturity of such notes is scheduled to occur more than 90 days after the Revolving Credit Termination Date and the covenants in the Indenture governing such notes are no more onerous for the Company than the covenants in this Agreement.

                  (vi) Indebtedness in connection with interest rate protection or hedging agreements so long as such transactions are entered into at a market rate of interest to hedge the Company's actual interest rate risk.

                  (vii) Loans between the Company and any of its Subsidiaries.

         6.11 Merger. The Company will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (i) a Subsidiary may merge with the Company and the Company may merge with any other Person provided that the Company is the surviving entity and after giving effect thereto, no Default or Unmatured Default exists, (ii) the Company may reorganize as a general business corporation organized under the laws of the United States or any state thereof, provided that the Bank has received at least 30 days' prior notice of such reorganization and the Bank has not notified the Company within 10 days after receipt of such notice that it has determined that such reorganization will have a Material Adverse Effect, and (iii) the Company may merge with the Chicago Board Options Exchange with the prior written consent of the Bank.

         6.12 Sale of Assets. The Company will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property (other than (i) the sale of outmoded, obsolete or unnecessary Property, (ii) the sale of inventory in the ordinary course of business, (iii) the transfer of assets to the Company from any of its Subsidiaries or Affiliates and (iv) any Electronic Exchange Equity Offering) to any other Person except for leases, sales or other dispositions of its Property that, together with all other Property of the Company and its Subsidiaries previously leased, sold or disposed of (other than property described in the parenthetical clause above) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Company and its Subsidiaries.

         6.13 Sale of Accounts. The Company will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse, provided that this Section 6.13 shall not prohibit the Company or any of its Subsidiaries from compromising or settling a note receivable or account receivable in the ordinary course of business on commercially reasonably terms.

         6.14 Sale and Leaseback. The Company will not, nor will it permit any Subsidiary to, sell or transfer any of its Property which was acquired with the proceeds of Loans under this Agreement in order to concurrently or subsequently lease as lessee such or similar Property.

         6.15 Investments and Acquisitions. The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including, without limitation, loans and advances to, and other investments in, Subsidiaries), or commitments therefor, or create any Subsidiary or become or remain a partner in any partnership or joint venture, or make any Acquisition of any Person, except:

                  (i) Obligations with maturities (or remaining term to
                                  maturity) of less than three years of, or fully guaranteed by, the United States of America.

                  (ii) Commercial paper rated A-1 or better by Standard and
                                  Poor's Corporation or P-1 or better by Moody's Investors Service, Inc.

                  (iii) Demand deposit accounts maintained in the ordinary
                                  course of business with commercial banks
                                  (whether domestic or foreign) having capital and surplus in excess of $500,000,000, provided that the Company may maintain demand deposits of up to $1,000,000 in the aggregate with commercial banks not meeting such capital and surplus criteria.

                  (iv) Certificates of deposit with a rating of A-2 or better by
                                     Standard and Poor's Corporation or P-2 or better by Moody's Investors Services, Inc. and issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $500,000,000.

                  (v) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and
                                     described in Schedule 6.15 hereto.

                  (vi) Creation of additional Subsidiaries provided that the aggregate amount invested therein, together with the aggregate amount of Investments made pursuant to clause 6.15(vii), does not exceed $35,000,000.

                  (vii) Other Investments and Acquisitions made from time to time provided that the amount of all
                                     Investments made pursuant to clause
                                     6.15(vi) and this clause 6.15(vii) shall not exceed $35,000,000 in the aggregate.

                  (viii) Investments in connection with interest rate protection or hedging agreements, provided such
                                     transactions are entered into at market
                                     rates of interest and that any such
                                     investments consisting of option agreements are executed with counterparties who meet the criteria set forth in 6.15(iv) hereof.

                  (ix) Bankruptcy or reorganization securities issued to the
                                     Company or any of its Subsidiaries in
                                     connection with a bankruptcy or
                                     reorganization in which the Company or a Subsidiary is a creditor.

         6.16 Liens. The Company will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien on the property of the Company or any of its Subsidiaries, except:

                  (i) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

                  (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar
                                     liens arising in the ordinary course of
                                     business which secure payment of
                                     obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

                  (iii) Liens arising out of pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation or to secure the performance of tenders, leases, government contracts, performance and return of money bonds and other similar obligations incurred in the ordinary course of business and not incurred with respect to obligations for borrowed money or the equivalent.

                  (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or the Subsidiaries.

                  (v) Liens existing on the date hereof and described in
                               Schedule 6.16 hereto.

                  (vi) Liens incurred in connection with purchase money security interests, capital leases and conditional sales with respect to equipment acquired by the Company or a Subsidiary in the ordinary course of business, provided the Lien attaches only to the equipment being acquired and the aggregate principal amount of Indebtedness secured thereby is permitted by Section 6.10.

                  (vii) Liens created by precautionary filings under the Uniform
                               Commercial Code by lessors or similar financing parties.

                  (viii) Liens securing obligations not in excess of $1,000,000 arising as a result of a judgment or order for the payment of money that does not constitute a Default under Section 7.9 hereof.

                  (ix) Liens arising in connection with other Indebtedness,
                               lease financings and refinancing of the Loans as permitted under Section 6.10 hereof.

                  (x) Liens in favor of the Bank.

         6.17 Dividends. The Company will not, nor will it permit any Subsidiary to, declare or pay any dividends on its capital stock or other equity interests (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock or other equity interests at any time outstanding, except that any Subsidiary may declare and pay dividends to the Company or to a wholly-owned Subsidiary, provided, however, if the Company reorganizes as a general business corporation, the Bank agrees to enter into discussions with the Company to attempt to develop and agree to a test to permit the payment of certain dividends.

         6.18 EBITDA Ratio. The Company will maintain, at the end of each fiscal quarter ending during the time periods set forth below, an EBITDA Ratio at least equal to the ratio set forth below opposite the applicable time periods:

                  Fiscal Quarters
                  Ended During                                EBITDA Ratio
                  ------------                                ------------
                  From the Closing Date to and including
                  September 30, 2000                          2.5 to 1.0
                  December 31, 2000 and thereafter            4.0 to 1.0

         6.19 Net Worth. The Company will maintain at all times a Net Worth of at least $170,000,000, such amount to be increased (a) on a cumulative basis, on the last day of each fiscal quarter ending after the date hereof by an amount equal to 50% of Consolidated Net Income, if positive, during the fiscal quarter ending on such date, and (b) by 100% of any increase in Net Worth resulting from any Electronic Exchange Equity Offering.

         6.20 Capital Expenditures. The Company will not permit the aggregate amount of all Capital Expenditures made by the Company and its Subsidiaries during the term of this Agreement to exceed $5,000,000.

7.       DEFAULTS.
         --------

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1 Any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary to the Bank under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

         7.2 Nonpayment of principal of the Note when due, or nonpayment of interest upon the Note or of any commitment fee or other obligation under this Agreement or any other Loan Document within five days after the same becomes due.

         7.3 The breach by the Company of any of the terms or provisions of
Section 6.2, 6.3, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, or 6.17.

         7.4 The breach by the Company (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of any Loan Document which is not remedied within thirty days after written notice from the Bank.

         7.5 Failure of the Company or any Subsidiary to pay any indebtedness for borrowed money (other than the Loans) in excess of $5,000,000 when due; or the default by the Company or any Subsidiary in the performance of any term, provision or condition contained in any agreement under which any such indebtedness was created or is governed, or any other event shall occur or condition exists, the effect of which is to cause, or to permit the holder or holders of such indebtedness to cause, such indebtedness to become due prior to its stated maturity; or any such indebtedness of the Company or any Subsidiary shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Company or any Subsidiary shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.

         7.6 The Company or any of its Material Subsidiaries shall (i) have an order for relief entered with respect to it under the federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its property, (iv) institute any proceeding seeking an order for relief under the federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

         7.7 Without the application, approval or consent of the Company or any of its Material Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any Subsidiary or any Substantial Portion of its property, or a proceeding described in Section 7.6(iv) shall be instituted against the Company or any Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 45 consecutive days.

         7.8 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the property of the Company and its Subsidiaries which, when taken together with all other property of the Company and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

         7.9 The Company or any of its Subsidiaries shall fail to pay, bond or otherwise discharge any judgment or order for the payment of money (to the extent not covered by insurance by an insurer that has not disclaimed coverage) in excess of $5,000,000 for a period of more than 30 days, during which the execution thereof is not effectively stayed, released or vacated.

         7.10 The Commodity Futures Trading Commission ("CFTC") or any other government agency with authority over the Company or any Subsidiary shall issue any order, regulation or directive which limits or prohibits the Company or its Subsidiaries from engaging in their business as now conducted, taken as a whole (including without limitation, the stoppage of trading), or the CFTC shall take any other action with respect to the Company or any Subsidiary which the Bank determines in good faith could reasonably be expected to have a Material Adverse Effect and such order, regulation, directive or action continues for more than 30 days, unless stayed on appeal.

         7.11 The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate 2% of the Company's Net Worth or any Reportable Event shall occur in connection with any Plan.

         7.12 The Company or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Company or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds 2% of the Company's Net Worth.

         7.13 The Company or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Company and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount that would reasonably be expected to have a Material Adverse Effect.

         7.14 The Company or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Company or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state or local environmental, health or safety law or regulation, which, in either case, would reasonably be expected to have a Material Adverse Effect.

         7.15 A Change in Control shall occur.

8.       ACCELERATION AND REMEDIES.
         -------------------------

         8.1 Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Company, the obligations of the Bank to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Bank. If any other Default occurs, the Bank may terminate or suspend the obligations of the Bank to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Company hereby expressly waives.

         8.2 Preservation of Rights. No delay or omission of the Bank to exercise any right under this Agreement or any other Loan Document shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Company to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of this Agreement or the other Loan Documents whatsoever shall be valid unless in writing signed by the Bank and then only to the extent in such writing specifically set forth. All remedies contained in this Agreement and the other Loan Documents or by law afforded shall be cumulative and all shall be available to the Bank until the Obligations have been paid in full.

9.       GENERAL PROVISIONS.
         ------------------

         9.1 Survival of Representations. All representations and warranties of the Company contained in this Agreement shall survive delivery of the Loan Documents and the making of the Loans herein contemplated.

         9.2 Taxes. Any taxes (excluding income taxes) or other similar assessments or charges payable or ruled payable by any governmental authority in respect of this Agreement and the other Loan Documents shall be paid by the Company, together with interest and penalties, if any.

         9.3 Expenses; Indemnification. The Company shall reimburse the Bank for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Bank, which attorneys may be employees of the Bank) paid or incurred by the Bank in connection with the preparation, review, execution, delivery, amendment, modification, administration, collection and enforcement of this Agreement and the other Loan Documents. The Company further agrees to indemnify the Bank, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Bank is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby and thereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, provided, however, that neither the Bank, nor any of its directors, officers or employees shall be indemnified against their own gross negligence or willful misconduct. The obligations of the Company under this Section shall survive the termination of this Agreement.

         9.4 CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         9.5 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Company and the Bank and their respective successors and assigns, except that the Company shall not have the right to assign its rights or obligations under the Loan Documents. The Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities participating interests in any Loan, the Note or the Commitment, provided that the Bank shall retain the sole right to approve, without the consent of any participant, any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents other than any amendment, modification or waiver with respect to the Loan or Commitment which forgives principal, interest of fees or reduces the interest rate or fees payable with respect to said Loan or Commitment or postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any Loan or the Commitment. The Company agrees that each holder of such a participating interest shall be deemed to have the right of setoff provided in
Section 9.11 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as the Bank under the Loan Documents; provided that to the extent such participant does not exercise such right of setoff the Bank shall retain the right of setoff provided in Section 9.11 with respect to the amount of participating interests sold to such participant. The Bank may, with the consent of the Company, which consent shall not be unreasonably withheld, assign to one or more banks or other entities all or any part of its rights and obligations under this Agreement or the other Loan Documents, provided any such assignment shall be in a minimum amount of $5,000,000 (and the Company shall release the Bank for the amount so assigned). Notwithstanding the preceding sentence, the Bank may at any time, without the consent of the Company, assign all or any portion of its rights under this Agreement and the Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the Bank from its obligations hereunder.

         9.6 Dissemination of Information. The Company authorizes the Bank to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in the Bank's possession concerning the creditworthiness of the Company and its Subsidiaries.

         9.7 Giving Notice. Except as otherwise permitted by Section 2.6 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

         9.8 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

         9.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10 Nonliability of Bank. The relationship between the Company and the Bank shall be solely that of borrower and lender. The Bank shall not have any fiduciary responsibilities to the Company. The Bank does not undertake any responsibility to the Company to review or inform the Company of any matter in connection with any phase of the Company's business or operations. The Company agrees that the Bank shall not have liability to the Company (whether sounding in tort, contract or otherwise) for losses suffered by the Company in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a court of competent jurisdiction in a final and non-appealable order that such losses resulted from the gross negligence or willful misconduct of the Bank. The Bank shall not have any liability with respect to, and the Company hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Company in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.11 Setoff. In addition to, and without limitation of, any rights of the Bank under applicable law, if the Company becomes insolvent, however evidenced, or any Default occurs and is continuing, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by the Bank to or for the credit or account of the Company may be offset and applied toward the payment of the Obligations then owing, whether or not the Obligations, or any part thereof, shall then be due.

         9.12 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company and the Bank.

         9.13 CONSENT TO JURISDICTION. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE BANK TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE COMPANY AGAINST THE BANK OR ANY AFFILIATE OF THE BANK INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         9.14 WAIVER OF JURY TRIAL. THE COMPANY AND THE BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         IN WITNESS WHEREOF, the Company and the Bank have executed this Agreement as of the date first above written.

                                       BOARD OF TRADE OF THE CITY OF
                                       CHICAGO, INC.



                                       By:    /s/ Glen M. Johnson
                                       Title: SVP/CFO
                                                   141 West Jackson Boulevard
                                                   Chicago, Illinois  60604-2994

                                       Attention: Glen M. Johnson


                                       BANK ONE, NA (Main Office Chicago)



                                       By:    /s/ Glenyss Gilliam
                                       Title: Vice President
                                                   1 Bank One Plaza
                                                   Suite 0157
                                                   Chicago, Illinois  60670-0157

                                       Attention: Glenyss Gilliam

                                                                    Schedule 5.6
                                                                    ------------

                                   Litigation
                                   ----------

Sanner v. The Board of Trade of The City of Chicago, No. 89 C 8467, N.D. Ill., Eastern Division

         The one remaining count in this case is a Sherman Act section one antitrust claim brought on behalf of soybean farmers alleging a conspiracy to fix the price of cash soybeans. The claim is based on an emergency order promulgated by the Company in the July 1989 soybean futures contract. All of the other claims brought in plaintiffs' original complaint have been dismissed. The court certified the case as a class action, but the Company's motion for reconsideration of this decision is still pending. Discovery is complete. The court recently denied the Company's motion for summary judgment on the remaining antitrust count, but has agreed to reconsider the motion upon resolution of the Company's recently filed motion to exclude the testimony of plaintiffs' expert witness.

CBOT v. CBOE, No. 00CH09725, Circuit Court of Cook County, Chancery Division

         On June 30, 2000, the Company filed a complaint against the CBOE seeking a declaration that Step One of the Company's restructuring plan, which will result in the Company becoming a Delaware not-for-profit company, does not extinguish the Exercise Right granted in Article Fifth (b) of the CBOE's Certificate of Incorporation and delineated in a 1992 contract between the Company and the CBOE. The Company also sought an injunction prohibiting the CBOE from taking any action to extinguish the Exercise Right based on its move to Delaware pursuant to Step One. On July 14, 2000, the CBOE moved to dismiss the lawsuit, arguing that it was preempted by the Securities and Exchange Act and that it was not ripe for decision. The Company's response was filed on July 21; CBOE's reply was filed on July 25, 2000. On August 3, 2000, the court heard oral argument, and extracted a judicial admission from the CBOE that it would not take any action to extinguish the Exercise Right, now or in the future, based solely on Step One of the Company's restructuring. Based on that binding admission, Judge Stephen Schiller dismissed the lawsuit on the grounds that there was no justiciable controversy. In dicta, Judge Schiller stated that he was not persuaded by CBOE's argument that the lawsuit was preempted, and indicated his belief that an action for breach of the 1992 Agreement was properly resolved by the Illinois state court.

                                                                   Schedule 5.10
                                                                   -------------

                                  Subsidiaries
                                  ------------

--------------------------------------------------------------------------------
Subsidiary                      Percent Ownership   Jurisdiction of Organization
----------                      -----------------   ----------------------------
------------------------------ ------------------- -----------------------------
C-B-T Corporation               100%                Delaware
------------------------------ ------------------- -----------------------------
MidAmerica Commodity Exchange   100%                Illinois
--------------------------------------------------------------------------------

                                                                   Schedule 5.14
                                                                   -------------

                                   Properties
                                   ----------

Not applicable.

                                                                   Schedule 6.10
                                                                   -------------

                              Existing Indebtedness
                              ---------------------

Indebtedness related to the lien described on Schedule 6.16.

                                                                   Schedule 6.15
                                                                   -------------

                              Existing Investments
                              --------------------

--------------------------------------------------------------------------------
Investment In                                 Percent Ownership
-------------                                 -----------------
-------------------------------------------- -----------------------------------
C-B-T Corporation                             100%
-------------------------------------------- -----------------------------------
MidAmerica Commodity Exchange                 100%
-------------------------------------------- -----------------------------------
CBOT/Eurex Alliance, L.L.C.                   50% owned by Ceres Trading Limited
                                              Partnership
-------------------------------------------- -----------------------------------
Ceres Trading Limited Partnership             10% General Partner
--------------------------------------------------------------------------------

                                                                   Schedule 6.16
                                                                   -------------

                                 Existing Liens
                                 --------------

Lien in favor of Newcourt Receivables Corporation relating to certain computer equipment of the Company.

                                   EXHIBIT "A"

                                      NOTE

$10,000,000                                                      August 11, 2000

         Board of Trade of the City of Chicago, Inc., a Delaware not-for-profit corporation (the "Company"), promises to pay to the order of Bank One, NA (the "Bank") the lesser of the principal sum of Ten Million Dollars or the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to
Section 2.1 of the Credit Agreement (the "Agreement") hereinafter referred to, in immediately available funds at the main office of the Bank in Chicago, Illinois, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Company shall pay the Loans in full on the Revolving Credit Termination Date (as defined in the Agreement)

         The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is the Note issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of August 11, 2000, between the Company and the Bank, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                       BOARD OF TRADE OF THE CITY OF
                                       CHICAGO, INC.



                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------

                                   Exh. A-1

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                 NOTE OF BOARD OF TRADE OF CITY OF CHICAGO, INC.
                         DATED ___________________, 2000



              Principal           Maturity            Principal
              Amount of          of Interest           Amount            Unpaid
Date            Loan               Period               Paid             Balance
--------------------------------------------------------------------------------

                                   Exh. A-2

                                    EXHIBIT B
                         FORM OF COMPLIANCE CERTIFICATE


To:      Bank One, NA
         1 Bank One Plaza
         Chicago, Illinois 60670

         This Compliance Certificate is furnished pursuant to the Credit Agreement dated as of August 11, 2000 (as amended, modified, renewed or extended from time to time, the "Agreement") between the Borrower and Bank One, NA. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1.       I am the duly elected _____________ of the Borrower;

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below; and

         4. Schedule I attached hereto sets forth the financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

         ---------------------------------------------------------------

         ---------------------------------------------------------------

         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this ___ day of _________, 20__.


                                       BOARD OF TRADE OF THE CITY OF
                                       CHICAGO, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

           Schedule of Compliance with the provisions of Sections 6.18 and 6.19 of the Agreement for the Quarter Ended ________ , 20__


--------------------------------------------------------------------------------
I.       Minimum EBITDA Ratio (ss.6.18)
--------------------------------------------------- ------------- --------------
1.       Consolidated Net Income                     $________
--------------------------------------------------- ------------- --------------
2.       Interest Expense                            $________
--------------------------------------------------- ------------- --------------
3.       Income tax expense                          $________
--------------------------------------------------- ------------- --------------
4.       Depreciation and amortization expense       $________
--------------------------------------------------- ------------- --------------
5.       EBITDA (I1+I2+I3+I4)                                      $________
--------------------------------------------------- ------------- --------------
6.       EBITDA Ratio (I5/I2)                                      ___: 1.0
--------------------------------------------------- ------------- --------------
7.       Minimum EBITDA Ratio                                      ___: 1.0
--------------------------------------------------- ------------- --------------

--------------------------------------------------- ------------- --------------
II.      Minimum Net Worth (ss.6.19)
--------------------------------------------------- ------------- --------------
1.       Beginning/Previous required Net Worth       $________
--------------------------------------------------- ------------- --------------
2.       50% of positive Consolidated Net Income     $________
         during the current fiscal quarter
--------------------------------------------------- ------------- --------------
3.       100% of any increase in Net Worth           $________
         resulting from any Electronic Exchange
         Equity Offering
--------------------------------------------------- ------------- --------------
4.       Net Worth (II1+II2+II3)                                   $________
--------------------------------------------------- ------------- --------------
5.       Minimum Net Worth                                         $170,000,000
--------------------------------------------------------------------------------

                                    EXHIBIT C

                       FORM OF BORROWING BASE CERTIFICATE


Bank One, NA
1 Bank One Plaza
Chicago, Illinois 60670

         Re: Credit Agreement dated as of August 11, 2000 (as amended or otherwise modified from time to time, the "Credit Agreement") between Board of Trade of the City of Chicago, Inc. and Bank One, NA

Ladies/Gentlemen:

         Terms to which meanings are ascribed in the Credit Agreement are used in this Borrowing Base Certificate with such meanings.

         The Company hereby certifies that as of _____________, the amount of the Borrowing Base was $___________________. The related computations are set forth on Schedule 1 hereto.

         IN WITNESS WHEREOF, the Company has caused this Borrowing Base Certificate to be executed and delivered by its ______________________* on the ____ day of _______________, 20___.

                                       BOARD OF TRADE OF THE CITY OF
                                       CHICAGO, INC.


                                       By:
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------

*To be signed by an Authorized Financial Officer.

                                   SCHEDULE I
                                   ----------
                                       TO
                           BORROWING BASE CERTIFICATE

                          ELIGIBLE ACCOUNTS RECEIVABLE
                           as of ______________, 20___


---------------------------------------------------------------------------------------------------------------------------


                                    Exchange           Quotation          Service          Membership
                                      Fees               Fees               Fees            Fees/Dues
                                    Accounts           Accounts           Accounts          Accounts
                                   Receivable         Receivable         Receivable        Receivable           Total
------------------------------- ------------------ ------------------ ----------------- ------------------ ----------------
Gross
------------------------------- ------------------ ------------------ ----------------- ------------------ ----------------
Ineligible (from page 2)
------------------------------- ------------------ ------------------ ----------------- ------------------ ----------------
Eligible
------------------------------- ------------------ ------------------ ----------------- ------------------ ----------------
Advance Rate                                  80%                80%               80%                80%              80%
------------------------------- ------------------ ------------------ ----------------- ------------------ ----------------
Borrowing Base Amount
                                $                  $                  $                 $                  $

---------------------------------------------------------------------------------------------------------------------------

                         INELIGIBLE ACCOUNTS RECEIVABLE
                        as of __________________, 20____


---------------------------------------------------------------------------------------------------------------------------

                                     Exchange          Quotation          Service         Membership
                                       Fees              Fees              Fees           Fees/Dues
                                     Accounts          Accounts          Accounts          Accounts
                                    Receivable        Receivable        Receivable        Receivable           Total
-------------------------------- ----------------- ------------------ ---------------- ----------------- ------------------
+90 Past Invoice Date or +60
past due date                                                                                N/A
-------------------------------- ----------------- ------------------ ---------------- ----------------- ------------------
invoice issued +30 past end of
billing period or +30 past             N/A                N/A               N/A
invoice date
-------------------------------- ----------------- ------------------ ---------------- ----------------- ------------------
Cross-Age (25%)
-------------------------------- ----------------- ------------------ ---------------- ----------------- ------------------
Credits-in-Prior
-------------------------------- ----------------- ------------------ ---------------- ----------------- ------------------
Non-U.S. Account Debtor*
-------------------------------- ----------------- ------------------ ---------------- ----------------- ------------------
Government Accounts
-------------------------------- ----------------- ------------------ ---------------- ----------------- ------------------
Affiliated Account Debtor
-------------------------------- ----------------- ------------------ ---------------- ----------------- ------------------


---------------------

         *1       Not backed by LC or otherwise approved.


Contras
-------------------------------- ----------------- ------------------ ---------------- ----------------- ------------------
Rebates
-------------------------------- ----------------- ------------------ ---------------- ----------------- ------------------
Membership Discount Reserve
-------------------------------- ----------------- ------------------ ---------------- ----------------- ------------------
Other Ineligible**
-------------------------------- ----------------- ------------------ ---------------- ----------------- ------------------
Total Ineligibles
---------------------------------------------------------------------------------------------------------------------------


---------------------

         **1 Account Debtor insolvent or in bankruptcy, chattel paper or instrument not delivered, subject to other Lien, portion from one Account Debtor constituting more than 25% of all Accounts Receivable, etc.

                                    EXHIBIT D

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (this "Agreement") dated as of August 11, 2000, is between the Board of Trade of the City of Chicago, Inc. (the "Company") and BANK ONE, NA (the "Bank").

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, the Company has entered into a Credit Agreement dated as of August 11, 2000 (as amended or otherwise modified from time to time, the "Credit Agreement") with the Bank;

         WHEREAS, the obligations of the Company under the Credit Agreement are to be secured pursuant to this Agreement;

         NOW, THEREFORE, for and in consideration of any loan, advance or other financial accommodation heretofore or hereafter made to the Company under or in connection with the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. When used herein, (a) the terms Chattel Paper and Instrument have the respective meanings assigned thereto in the UCC (as defined below); (b) capitalized terms which are not otherwise defined have the respective meanings assigned thereto in the Credit Agreement; and (c) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

         Account means all "accounts" as defined in the UCC and, in any event, includes all exchange fees, quotation fees, rental payments, membership fees, membership dues and service fees.

         Account Debtor means any Person who is obligated under, or in respect of, any Account.

         Assignee Deposit Account - see Section 4.

         Collateral means all property and rights of the Company in which a security interest is granted hereunder.

         Liabilities means all obligations (monetary or otherwise) of the Company under the Credit Agreement, any Note or any document or instrument executed in connection therewith, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

         UCC means the Uniform Commercial Code as in effect from time to time in the State of Illinois.

         2. Grant of Security Interest. As security for the payment of all Liabilities, the Company hereby grants to the Bank a continuing security interest in the following, whether now or hereafter existing or acquired: all of the Company's Accounts and all security therefor and guaranties thereof and all Chattel Paper and all Instruments evidencing or relating to any Accounts, together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all proceeds of, rights arising out of and returns of and from any of the foregoing.

         3. Warranties. The Company warrants that: (i) no financing statement (other than any which may have been filed on behalf of the Bank) covering any of the Collateral is on file in any public office; (ii) the Company is and will be the lawful owner of all Collateral, free of all liens and claims whatsoever, other than the security interest hereunder and Liens permitted under clause 6.16(i) of the Credit Agreement ("Permitted Liens"), with full power and authority to execute this Agreement and perform the Company's obligations hereunder, and to subject the Collateral to the security interest hereunder;
(iii) all information with respect to Collateral and Account Debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by the Company to the Bank is and will be true and correct in all material respects as of the date furnished; (iv) the Company's true legal name as registered in the jurisdiction in which the Company is incorporated, the state of its incorporation, its organizational identification number as designated by the state of its incorporation, and its chief executive office and principal place of business are as set forth on Schedule I hereto (and the Company has not maintained its chief executive office and principal place of business at any other location at any time after January 1, 2000); (v) except as set forth on Schedule II hereto, the Company is not now known and during the five years preceding the date hereof has not previously been known by any trade name; and (vi) except as set forth on Schedule II hereto, during the five years preceding the date hereof the Company has not been known by any legal name different from the one set forth on the signature page of this Agreement nor has the Company been the subject of any merger or other corporate reorganization.


         4. Collections, etc. Until such time during the existence of a Default as the Bank shall notify the Company of the revocation of such power and authority, the Company will, at its own expense, endeavor to collect, as and when due, all amounts due under the Accounts, and may grant, in the ordinary course of business, to any party obligated on any of the Accounts, any refund or allowance to such party consistent with past practice. The Bank, however, may, at any time that a Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Liabilities, notify any parties obligated on the Accounts to make payment to the Bank of any amounts due or to become due thereunder and enforce collection of the Accounts by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon the request of the Bank during the existence of a Default, the Company will, at its own expense, notify any or all parties obligated on the Accounts to make payment to the Bank of any amounts due or to become due thereunder.

         Upon request by the Bank during the existence of a Default, the Company will forthwith, upon receipt, transmit and deliver to the Bank, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Bank) which may be received by the Company at any time in full or partial payment or otherwise as proceeds of any of the Collateral. Except as the Bank may otherwise consent in writing, any such items which may be so received by the Company will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Bank until delivery is made to the Bank. The Company will comply with the terms and conditions of any consent given by the Bank pursuant to the foregoing sentence.

         During the existence of a Default, all items or amounts which are delivered by the Company to the Bank on account of partial or full payment or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account (an "Assignee Deposit Account") of the Company with the Bank over which the Bank has sole dominion and control, as security for payment of the Liabilities. The Company shall not have any right to withdraw any funds deposited in the Assignee Deposit Account. The Bank may, from time to time, in its discretion, and shall upon request of the Company made not more than once in any week, apply all or any of the then balance, representing collected funds, in the Assignee Deposit Account toward payment of the Liabilities, whether or not then due, in such order of application as the Bank may determine, and the Bank may, from time to time, in its discretion, release all or any of such balance to the Company.

         The Bank (or any designee of the Bank) is authorized to endorse, in the name of the Company, any item, howsoever received by the Bank, representing any payment on or other proceeds of any of the Collateral.

         5. Certificates, Schedules and Reports. The Company will from time to time, as the Bank may reasonably request, deliver to the Bank such schedules, certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by the Company in full or partial payment of any of the Collateral, as the Bank may reasonably request. Any such schedule, certificate or report shall be executed by a duly authorized officer of the Company and shall be in such form and detail as the Bank may reasonably specify.

         6. Agreements of the Company. The Company (a) will, upon request of the Bank, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed appropriate by the Bank) and do such other acts and things, all as the Bank may from time to time reasonably request, to establish and maintain a valid security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever other than Permitted Liens) to secure the payment of the Liabilities;
(b) authorizes the Bank to file such financing statements and other documents without its signature (to the extent allowed by applicable law); (c) shall not change its state of incorporation or its name, identity or corporate structure such that any financing statement filed to perfect the Bank's interests under this Agreement would become seriously misleading, unless the Company shall have given the Bank not less than 30 days' prior notice of such change (provided that this Section 6(c) shall not be deemed to authorize any change or transaction prohibited under the Credit Agreement); (d) will keep its records concerning the Collateral in such a manner as will enable the Bank or its designees to determine at any time the status of the Collateral; (e) will furnish the Bank such information concerning the Company, the Collateral and the Account Debtors as the Bank may from time to time reasonably request; (f) will permit the Bank and its designees, from time to time, on reasonable notice and at reasonable times and intervals during normal business hours (or at any time without notice during the existence of a Default), to inspect, audit and make copies of and extracts from all records and other papers in the possession of the Company pertaining to the Collateral and the Account Debtors, and will, upon request of the Bank during the existence of a Default, deliver to the Bank all of such records and papers; (g) will, upon request of the Bank, stamp on its records concerning the Collateral, and add on all Chattel Paper constituting a portion of the Collateral, a notation, in form satisfactory to the Bank, of the security interest of the Bank hereunder; (h) will not sell, lease, assign or create or permit to exist any Lien (other than Permitted Liens) on any Collateral; (i) will take all steps reasonably necessary to protect, preserve and maintain all of its rights in the Collateral; and (j) will reimburse the Bank for all expenses, including reasonable attorney's fees and charges (including time charges of attorneys who are employees of the Bank), incurred by the Bank in seeking to collect or enforce any rights in respect of the Collateral.

         The Bank shall have no obligation or liability regarding the Collateral or any part thereof by reason of, or arising out of, this Agreement.


         7. Default. Whenever a Default shall be existing, the Bank may exercise from time to time any and all rights and remedies available to it under the UCC, any other applicable law and hereunder. Notice of the intended disposition of any Collateral may be given by first-class mail, hand-delivery (through a delivery service or otherwise), facsimile or e-mail, and shall be deemed to have been "sent" three business days after deposit in the U.S. Mails with adequate postage properly affixed, upon delivery to an express delivery service or upon electronic submission through telephonic or Internet services, as applicable. The Company agrees and acknowledges that (i) with respect to collateral that is
(A) perishable or threatens to decline speedily in value or (B) is of a type customarily sold on a recognized market, no notice of disposition need be given; and (ii) with respect to Collateral not described in clause (i) above, notification sent after default and at least ten days before any proposed disposition provides notice within a reasonable time before disposition.

         Any cash proceeds of any disposition by the Bank of any Collateral shall be applied by the Bank to payment of expenses in connection with the Collateral, including reasonable attorneys' fees and legal expenses, and thereafter to the payment of any of the Liabilities in such order of application as the Bank may from time to time elect (and thereafter any surplus will be paid to the Company).

         8. General. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as the Company requests in writing, but failure of the Bank to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Bank to preserve or protect any right with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by the Company, shall be deemed of itself a failure to exercise reasonable care in the custody or preservation of such Collateral.

         The Company agrees that a carbon, photographic or other reproduction of this Agreement is sufficient as a financing statement.

         Any notice from the Bank to the Company, if mailed, shall be deemed given three business days after the date mailed, postage prepaid, addressed to the Company either at the Company's address shown on Schedule I hereto or at such other address as the Company shall have specified in writing to the Bank as its address for notices hereunder.

         The Company agrees to pay all expenses, including reasonable attorney's fees and charges (including time charges of attorneys who are employees of the Bank) paid or incurred by the Bank in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Agreement, and such obligations will themselves be Liabilities.

         No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Bank of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

         This Agreement shall remain in full force and effect until all Liabilities (other than contingent indemnification obligations) have been paid in full and the Commitment has terminated. If at any time all or any part of any payment theretofore applied by the Bank to any of the Liabilities is or must be rescinded or returned by the Bank for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Company), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Bank, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Bank had not been made.

         This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         The rights and privileges of the Bank hereunder shall inure to the benefit of its successors and assigns.

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING

ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE BANK'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND OR IN ANY JURISDICTION IN WHICH A BANKRUPTCY, INSOLVENCY OR OTHER SIMILAR LEGAL OR EQUITABLE PROCEEDING IS PENDING AGAINST THE COMPANY. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH ON SCHEDULE I HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE BANK AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         EACH OF THE COMPANY AND THE BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                       BOARD OF TRADE OF THE CITY OF
                                       CHICAGO, INC.


                                       By:
                                          --------------------------------------
                                          Title:
                                                --------------------------------


                                       BANK ONE, NA (Main Office Chicago)



                                       By:
                                          --------------------------------------
                                          Title:
                                                --------------------------------

                                   SCHEDULE I
                              TO SECURITY AGREEMENT


Company's Legal Name: Board of Trade of the City of Chicago, Inc.

State of Incorporation:  Illinois
Organizational ID: 36-0819800
Chief Executive Office:       141 West Jackson Boulevard
                              Chicago, IL 60604
Principal Place of Business: _141 West Jackson Boulevard
                              Chicago, IL 60604

                                   SCHEDULE II
                              TO SECURITY AGREEMENT

                      TRADE NAMES, PRIOR LEGAL NAMES, ETC.
                      ------------------------------------


Prior Legal Name
----------------

Board of Trade of the City of Chicago